Accenture Reports Third-Quarter Fiscal 2025 Results

Accenture’s Q3 FY25 results reflect broad-based revenue growth and strong margin expansion and free cash flow; Company updates fiscal 2025 outlook

NEW YORK; June 20, 2025 — Accenture (NYSE: ACN) reported financial results for the third quarter of fiscal 2025 ended May 31, 2025.
All comparisons are to the third quarter of fiscal 2024, unless noted otherwise.

Accenture Chair and CEO Julie Sweet
“I am very pleased with our third quarter fiscal 2025 results, including our 30 clients with quarterly bookings greater than $100 million, broad-based growth and continued expansion of our leadership in Gen AI. Companies need resilience and results, and we are laser-focused on delivering measurable value for our clients, which is fueling our growth and making a difference for us in the market. I want to thank our more than 790,000 people for all they do every day to deliver on the promise of technology and human ingenuity as only Accenture can.”

Third Quarter Fiscal 2025 Key Metrics

•New bookings of $19.7 billion, a decrease of 6% in U.S. dollars and 7% in local currency
•Generative AI new bookings of $1.5 billion
•Revenues of $17.7 billion, an increase of 8% in U.S. dollars and 7% in local currency
•Operating margin of 16.8%, an increase of 80 basis points, and an increase of 40 basis points compared to adjusted¹ operating margin
•Diluted earnings per share of $3.49, a 15% increase, and a 12% increase over adjusted EPS
•Free cash flow of $3.5 billion
•Quarterly cash dividend of $1.48 per share, representing a 15% increase; repurchases or redemptions of 6.0 million shares for a total of $1.8 billion

Fiscal 2025 Business Outlook Highlights

•Company now expects full-year revenue growth to be 6% to 7% in local currency
•Updates foreign exchange impact to positive 0.2%
•Now expects operating margin to be 15.6%, an expansion of 10 basis points over adjusted operating margin
•Now expects diluted earnings per share to be in the range of $12.77 to $12.89
•Raises free cash flow to be in the range of $9.0 billion to $9.7 billion

1Adjusted financial measures presented in this release are non-GAAP financial measures that exclude business optimization costs recorded in fiscal 2024 as further described in this release.

Q3 FY25 Financial Review

New Bookings

New bookings for the third quarter of fiscal 2025 were $19.70 billion, a decrease of 6% in U.S. dollars and 7% in local currency compared to the third quarter of fiscal 2024.
•Consulting new bookings were $9.08 billion.
•Managed Services new bookings were $10.62 billion.

Revenues

Revenues for the third quarter of fiscal 2025 were $17.73 billion, an increase of 8% in U.S. dollars and 7% in local currency. Revenues for the quarter reflect a foreign-exchange impact of approximately positive 0.5%, compared with the negative 0.5% impact previously assumed. Adjusting for the actual foreign exchange impact, the company’s guided range for quarterly revenues was approximately $17.0 billion to $17.6 billion. Accenture’s third quarter fiscal 2025 revenues were above this adjusted range.

Revenues by Type of Work

	Revenues (in billions)	Increase (Decrease) from Q3 FY24
		U.S. Dollars	Local Currency
Consulting	$9.01	7%	6%
Managed Services	$8.72	9%	9%
Total	$17.73	8%	7%

Revenues by Geographic Market

	Revenues (in billions)	Increase (Decrease) from Q3 FY24
		U.S. Dollars	Local Currency
Americas[2]	$8.97	8%	9%
EMEA	$6.23	8%	6%
Asia Pacific[2]	$2.53	5%	4%
Total	$17.73	8%	7%

Revenues by Industry Group

	Revenues (in billions)	Increase (Decrease) from Q3 FY24
		U.S. Dollars	Local Currency
Communications, Media & Technology	$2.91	5%	5%
Financial Services	$3.28	13%	13%
Health & Public Service	$3.78	7%	7%
Products	$5.34	7%	7%
Resources	$2.41	5%	4%
Total	$17.73	8%	7%
Amounts in tables may not total due to rounding.
2During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Q3 FY25 Financial Review

Operating Margin and Operating Income

•GAAP operating margin (operating income as a percentage of revenues) for the quarter was 16.8%, compared to GAAP operating margin of 16.0%, and adjusted operating margin of 16.4% for the third quarter of fiscal 2024.
•GAAP operating income for the quarter increased 13% to $2.98 billion compared with GAAP operating income of $2.63 billion, and increased 10% compared with adjusted operating income of $2.71 billion for the third quarter of fiscal 2024.

Gross margin (gross profit as a percentage of revenues) for the quarter was 32.9% compared to 33.4% in the third quarter of fiscal 2024. Selling, general and administrative (SG&A) expenses for the quarter were $2.84 billion, or 16.0% of revenues, compared with $2.79 billion, or 16.9% of revenues, for the third quarter of fiscal 2024.
The company’s GAAP effective tax rate for the quarter was 24.0%, compared with 25.4% for the third quarter of fiscal 2024. For the third quarter of fiscal 2024, the adjusted effective tax rate was 25.5%.
GAAP net income for the quarter was $2.24 billion, compared with $1.98 billion for the third quarter of fiscal 2024. For the third quarter of fiscal 2024, adjusted net income was $2.04 billion.

Earnings Per Share

•GAAP diluted EPS for the quarter were $3.49, a 15% increase over $3.04 for the third quarter of fiscal 2024.
•GAAP diluted EPS increased 12% over adjusted EPS of $3.13 for the third quarter of fiscal 2024, which excludes an $0.08 decrease for business optimization costs.

Year over Year Increase in Diluted Earnings Per Share

Third Quarter Fiscal 2024 Adjusted EPS	$3.13
Higher revenue and operating results	$0.32
Lower effective tax rate	$0.07
Lower share count	$0.03
Lower non-operating income	$(0.06)
Third Quarter Fiscal 2025 GAAP EPS	$3.49

Q3 FY25 Financial Review

Cash Flow

	Third Quarter Fiscal 2025 (in billions)	Third Quarter Fiscal 2024 (in billions)
Operating Cash Flow	$3.68	$3.14
Less: Property & Equipment Additions	$0.17	$0.12
Free Cash Flow	$3.52	$3.02
Amounts in table may not total due to rounding.
Days services outstanding, or DSOs, were 47 days at May 31, 2025, compared with 46 days at August 31, 2024 and 43 days at May 31, 2024.
Accenture’s total cash balance at May 31, 2025 was $9.6 billion, compared with $5.0 billion at August 31, 2024.

Dividend

•On May 15, 2025, a quarterly cash dividend of $1.48 per share was paid to shareholders of record at the close of business on April 10, 2025.
◦These cash dividend payments totaled $924 million.
•Accenture plc has declared another quarterly cash dividend of $1.48 per share for shareholders of record at the close of business on July 10, 2025.
◦This dividend, which is payable on August 15, 2025, represents a 15% increase over the quarterly dividend rate of $1.29 per share in fiscal 2024.

Share Repurchase Activity

•During the third quarter of fiscal 2025, Accenture repurchased or redeemed 6.0 million shares for a total of $1.8 billion, including 5.7 million shares repurchased in the open market.
•Accenture’s total remaining share repurchase authority at May 31, 2025 was approximately $3.3 billion.
•At May 31, 2025, Accenture had approximately 623 million total shares outstanding.

Business Outlook

Fourth Quarter Fiscal 2025 Outlook

Revenues	$17.0B – $17.6B
Revenue Growth (Local Currency)	1% – 5%
Foreign-Exchange Impact on Results	Approximately positive 2.5%

Full Year Fiscal 2025 Outlook

	As of June 20, 2025	As of March 20, 2025
Revenue Growth (Local Currency)	6% – 7%	5% – 7%
Foreign-Exchange Impact on Results	Positive 0.2%	Approximately negative 0.5%
Operating Margin	15.6% 80 bps expansion over FY24 GAAP 10 bps over FY24 adjusted op margin*	15.6% – 15.7% 80 – 90 bps expansion over FY24 GAAP 10 – 20 bps over FY24 adjusted op margin*
Annual Effective Tax Rate	23.0% – 24.0%	22.5% – 24.5%
Diluted Earnings Per Share	$12.77 – $12.89 12% – 13% increase over FY24 GAAP 7% – 8% over FY24 adjusted EPS**	$12.55 – $12.79 10% – 12% increase over FY24 GAAP 5% – 7% over FY24 adjusted EPS**
Operating Cash Flow	$9.6B – $10.3B	$9.4B – $10.1B
Property & Equipment Additions	$600M	$600M
Free Cash Flow	$9.0B – $9.7B	$8.8B – $9.5B
Capital Return	at least $8.3B	at least $8.3B
*Fiscal 2024 adjusted operating margin excluded $438 million for business optimization costs.
**Fiscal 2024 adjusted EPS excluded $0.51 for business optimization costs.

Conference Call and Webcast Details
Accenture will host a conference call at 8:00 a.m. EDT today to discuss its third quarter fiscal 2025 financial results. To participate in the teleconference, please dial +1 (877) 883-0383 [+1 (412) 317-6061 outside the U.S., Puerto Rico and Canada] and enter access code 6485273 approximately 15 minutes before the scheduled start of the call.
The conference call will also be accessible live via webcast on the Investor Relations section of the Accenture website at accenture.com. A replay will be available on this website following the call.

About Accenture
Accenture is a leading global professional services company that helps the world’s leading businesses, governments and other organizations build their digital core, optimize their operations, accelerate revenue growth and enhance citizen services—creating tangible value at speed and scale. We are a talent- and innovation-led company with approximately 791,000 people serving clients in more than 120 countries. Technology is at the core of change today, and we are one of the world’s leaders in helping drive that change, with strong ecosystem relationships. We combine our strength in technology and leadership in cloud, data and AI with unmatched industry experience, functional expertise and global delivery capability. Our broad range of services, solutions and assets across Strategy & Consulting, Technology, Operations, Industry X and Song, together with our culture of shared success and commitment to creating 360° value, enable us to help our clients reinvent and build trusted, lasting relationships. We measure our success by the 360° value we create for our clients, each other, our shareholders, partners and communities. Visit us at accenture.com.

360° Value Reporting
Accenture’s goal is to create 360° value for our clients, people, shareholders, partners and communities. Our full 360° Value Report and online 360° Value Reporting Experience provide customizable reporting. To access, please visit the Accenture 360° Value Reporting Experience at accenture.com/reportingexperience.

Non-GAAP Financial Information
This news release includes certain non-GAAP financial information as defined by Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, reconciliations of this non-GAAP financial information to Accenture’s financial statements as prepared under generally accepted accounting principles (GAAP) are included in this press release. Financial results “in local currency” are calculated by restating current-period activity into U.S. dollars using the comparable prior-year period’s foreign-currency exchange rates. Accenture’s management believes providing investors with this information gives additional insights into Accenture’s results of operations. While Accenture’s management believes that the non-GAAP financial measures herein are useful in evaluating Accenture’s operations, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP. Accenture provides full-year revenue guidance on a local-currency basis and not in U.S. dollars because the impact of foreign exchange rate fluctuations could vary significantly from the company’s stated assumptions.

Forward-Looking Statements
Except for the historical information and discussions contained herein, statements in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “aspires,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “goal,” “target,” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future performance nor promises that goals or targets will be met, and involve a number of risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed or implied. These risks include, without limitation, risks that: Accenture’s results of operations have been, and may in the future be, adversely affected by volatile, negative or uncertain economic and geopolitical conditions and the effects of these conditions on the company’s clients’ businesses and levels of business activity; Accenture’s business depends on generating and maintaining client demand for the company’s services and solutions including through the adaptation and expansion of its services and solutions in response to ongoing changes in technology and offerings, and a significant reduction in such demand or an inability to respond to the evolving technological environment could materially affect the company’s results of operations; risks and uncertainties related to the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action; if Accenture is unable to match people and their skills with client demand around the world and attract and retain professionals with strong leadership skills, the company’s business, the utilization rate of the company’s professionals and the company’s results of operations may be materially adversely affected; Accenture faces legal, reputational and financial risks from any failure to protect client and/or company data from security incidents or cyberattacks; the markets in which Accenture operates are highly competitive, and Accenture might not be able to compete effectively; Accenture’s ability to attract and retain business and employees may depend on its reputation in the marketplace; if Accenture does not successfully manage and develop its relationships with key ecosystem partners or fails to anticipate and establish new alliances in new technologies, the company’s results of operations could be adversely affected; Accenture’s profitability could materially suffer due to pricing pressure, if the company is unable to remain competitive, if its cost-management strategies are unsuccessful or if it experiences delivery inefficiencies or fail to satisfy certain agreed-upon targets or specific service levels; changes in Accenture’s level of taxes, as well as audits, investigations and tax proceedings, or changes in tax laws or in their interpretation or enforcement, could have a material adverse effect on the company’s effective tax rate, results of operations, cash flows and financial condition; Accenture’s results of operations could be materially adversely affected by fluctuations in foreign currency exchange rates; Accenture's debt obligations could adversely affect our business and financial condition; changes to accounting standards or in the estimates and assumptions Accenture makes in connection with the preparation of its consolidated financial statements could adversely affect its financial results; as a result of Accenture’s geographically diverse operations and our strategy to continue to grow in our key markets around the world, the company is more susceptible to certain risks; if Accenture is unable to manage the organizational challenges associated with its size, the company might be unable to achieve its business objectives; Accenture might not be successful at acquiring, investing in or integrating businesses, entering into joint ventures or divesting businesses; Accenture’s business could be materially adversely affected if the company incurs legal liability; Accenture’s work with government clients exposes the company to additional risks inherent in the government contracting environment; Accenture’s global operations expose the company to numerous and sometimes conflicting legal and regulatory requirements; if Accenture is unable to protect or enforce its intellectual property rights or if Accenture’s services or solutions infringe upon the intellectual property rights of others or the company loses its ability to utilize the intellectual property of others, its business could be adversely affected; Accenture may be subject to criticism and negative publicity related to its incorporation in Ireland; as well as the risks, uncertainties and other factors discussed under the “Risk Factors” heading in Accenture plc’s most recent Annual Report on Form 10-K, as updated in Item 1A, “Risk Factors” in its Quarterly Report on Form 10-Q for the second quarter of fiscal 2025, and other documents filed with or furnished to the Securities and Exchange Commission. Statements in this news release speak only as of the date they were made, and Accenture undertakes no duty to update any forward-looking statements made in this news release or to conform such statements to actual results or changes in Accenture’s expectations.

Rachel Frey Accenture Media Relations +1 917 452 4421 rachel.frey@accenture.com	Alexia Quadrani Accenture Investor Relations +1 917 452 8542 alexia.quadrani@accenture.com

Accenture plc
Consolidated Income Statements
(In thousands of U.S. dollars, except share and per share amounts)
(Unaudited)

	Three Months Ended				Nine Months Ended
	May 31, 2025	% of Revenues	May 31, 2024	% of Revenues	May 31, 2025	% of Revenues	May 31, 2024	% of Revenues
REVENUES:
Revenues	$17,727,871	100.0%	$16,466,828	100.0%	$52,076,717	100.0%	$48,490,645	100.0%
OPERATING EXPENSES:
Cost of services	11,901,221	67.1%	10,968,377	66.6%	35,452,250	68.1%	32,665,784	67.4%
Sales and marketing	1,762,499	9.9%	1,750,366	10.6%	5,250,389	10.1%	5,091,442	10.5%
General and administrative costs	1,081,369	6.1%	1,039,800	6.3%	3,198,105	6.1%	3,158,747	6.5%
Business optimization costs	—	—%	77,420	0.5%	—	—%	332,493	0.7%
Total operating expenses	14,745,089		13,835,963		43,900,744		41,248,466
OPERATING INCOME	2,982,782	16.8%	2,630,865	16.0%	8,175,973	15.7%	7,242,179	14.9%
Interest income	78,987		53,690		231,127		220,939
Interest expense	(67,601)		(11,334)		(162,312)		(36,134)
Other income (expense), net	(43,029)		(18,851)		(49,630)		(60,222)
INCOME BEFORE INCOME TAXES	2,951,139	16.6%	2,654,370	16.1%	8,195,158	15.7%	7,366,762	15.2%
Income tax expense	707,176		673,022		1,812,564		1,666,231
NET INCOME	2,243,963	12.7%	1,981,348	12.0%	6,382,594	12.3%	5,700,531	11.8%
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc.	(2,059)		(1,901)		(5,914)		(5,592)
Net income attributable to noncontrolling interests – other (1)	(44,403)		(47,264)		(112,210)		(114,453)
NET INCOME ATTRIBUTABLE TO ACCENTURE PLC	$2,197,501	12.4%	$1,932,183	11.7%	$6,264,470	12.0%	$5,580,486	11.5%
CALCULATION OF EARNINGS PER SHARE:
Net income attributable to Accenture plc	$2,197,501		$1,932,183		$6,264,470		$5,580,486
Net income attributable to noncontrolling interest in Accenture Canada Holdings Inc. (2)	2,059		1,901		5,914		5,592
Net income for diluted earnings per share calculation	$2,199,560		$1,934,084		$6,270,384		$5,586,078
WEIGHTED AVERAGE SHARES:
Basic	624,343,707		628,353,267		625,606,104		628,437,255
Diluted	630,457,461		635,607,597		633,104,104		636,611,310
EARNINGS PER SHARE:
Basic	$3.52		$3.07		$10.01		$8.88
Diluted	$3.49		$3.04		$9.90		$8.77
Cash dividends per share	$1.48		$1.29		$4.44		$3.87
(1)Comprised primarily of noncontrolling interest attributable to the noncontrolling shareholders of Avanade, Inc.
(2)Diluted earnings per share assumes the exchange of all Accenture Canada Holdings Inc. exchangeable shares for Accenture plc Class A ordinary shares on a one-for-one basis. The income effect does not take into account “Net income attributable to noncontrolling interests — other,” since those shares are not redeemable or exchangeable for Accenture plc Class A ordinary shares.

Accenture plc
Summary of Revenues
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Percent Increase U.S. Dollars	Percent Increase Local Currency
	May 31, 2025	May 31, 2024
GEOGRAPHIC MARKETS
Americas (1)	$8,966,131	$8,286,527	8%	9%
EMEA	6,231,849	5,776,624	8	6
Asia Pacific (1)	2,529,891	2,403,677	5	4
Total Revenues	$17,727,871	$16,466,828	8%	7%
INDUSTRY GROUPS
Communications, Media & Technology	$2,912,485	$2,763,076	5%	5%
Financial Services	3,278,891	2,894,753	13	13
Health & Public Service	3,777,684	3,515,264	7	7
Products	5,344,109	4,983,422	7	7
Resources	2,414,702	2,310,313	5	4
Total Revenues	$17,727,871	$16,466,828	8%	7%
TYPE OF WORK
Consulting	$9,007,033	$8,457,169	7%	6%
Managed Services	8,720,838	8,009,659	9	9
Total Revenues	$17,727,871	$16,466,828	8%	7%

	Nine Months Ended		Percent Increase U.S. Dollars	Percent Increase Local Currency
	May 31, 2025	May 31, 2024
GEOGRAPHIC MARKETS
Americas (1)	$26,252,324	$24,129,042	9%	10%
EMEA	18,447,676	17,179,116	7	7
Asia Pacific (1)	7,376,717	7,182,487	3	3
Total Revenues	$52,076,717	$48,490,645	7%	8%
INDUSTRY GROUPS
Communications, Media & Technology	$8,500,025	$8,086,661	5%	6%
Financial Services	9,458,156	8,737,261	8	9
Health & Public Service	11,199,205	10,226,769	10	10
Products	15,821,265	14,605,247	8	8
Resources	7,098,066	6,834,707	4	5
Total Revenues	$52,076,717	$48,490,645	7%	8%
TYPE OF WORK
Consulting	$26,334,521	$24,934,709	6%	6%
Managed Services	25,742,196	23,555,936	9	10
Total Revenues	$52,076,717	$48,490,645	7%	8%
(1)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Operating Income by Geographic Market
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2025		May 31, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase
Americas (1)	$1,719,630	19%	$1,407,677	17%	$311,953
EMEA	753,093	12	749,859	13	3,234
Asia Pacific (1)	510,059	20	473,329	20	36,730
Total Operating Income	$2,982,782	16.8%	$2,630,865	16.0%	$351,917

	Nine Months Ended
	May 31, 2025		May 31, 2024
	Operating Income	Operating Margin	Operating Income	Operating Margin	Increase
Americas (1)	$4,337,307	17%	$3,783,915	16%	$553,392
EMEA	2,428,305	13	2,102,472	12	325,833
Asia Pacific (1)	1,410,361	19	1,355,792	19	54,569
Total Operating Income	$8,175,973	15.7%	$7,242,179	14.9%	$933,794
(1)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Operating Income, as Reported (GAAP) to Operating Income as Adjusted (Non-GAAP)
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended
	May 31, 2025		May 31, 2024
	As Reported (GAAP)	Operating Margin (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	Increase (Decrease) (Non-GAAP)
Americas (2)	$1,719,630	19%	$1,407,677	$(3,539)	$1,404,138	17%	$315,492
EMEA	753,093	12	749,859	74,937	824,796	14	(71,703)
Asia Pacific (2)	510,059	20	473,329	6,022	479,351	20	30,708
Total Operating Income	$2,982,782	16.8%	$2,630,865	$77,420	$2,708,285	16.4%	$274,497

	Nine Months Ended
	May 31, 2025		May 31, 2024
	As Reported (GAAP)	Operating Margin (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)	Operating Margin (Non-GAAP)	Increase (Decrease) (Non-GAAP)
Americas (2)	$4,337,307	17%	$3,783,915	$58,376	$3,842,291	16%	$495,016
EMEA	2,428,305	13	2,102,472	231,302	2,333,774	14	94,531
Asia Pacific (2)	1,410,361	19	1,355,792	42,815	1,398,607	19	11,754
Total Operating Income	$8,175,973	15.7%	$7,242,179	$332,493	$7,574,672	15.6%	$601,301
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)During the first quarter of fiscal 2025, our Latin America market unit moved from Growth Markets to North America. With this change, North America became the Americas market and Growth Markets became the Asia Pacific market. Prior period amounts have been reclassified to conform with the current period presentation.

Accenture plc
Reconciliation of Net Income and Diluted Earnings Per Share, as Reported (GAAP), to Net Income and Diluted Earnings Per Share, as Adjusted (Non-GAAP)
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended
	May 31, 2025	May 31, 2024
	As Reported (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$2,982,782	$2,630,865	$77,420	$2,708,285
Operating Margin	16.8%	16.0%	0.4%	16.4%

Income before income taxes	2,951,139	2,654,370	77,420	2,731,790
Income tax expense	707,176	673,022	23,650	696,672
Net Income	$2,243,963	$1,981,348	$53,770	$2,035,118
Effective tax rate	24.0%	25.4%	30.5%	25.5%
Diluted earnings per share (2)	$3.49	$3.04	$0.08	$3.13

	Nine Months Ended
	May 31, 2025	May 31, 2024
	As Reported (GAAP)	As Reported (GAAP)	Business Optimization (1)	Adjusted (Non-GAAP)
Operating Income	$8,175,973	$7,242,179	$332,493	$7,574,672
Operating Margin	15.7%	14.9%	0.7%	15.6%

Income before income taxes	8,195,158	7,366,762	332,493	7,699,255
Income tax expense	1,812,564	1,666,231	85,706	1,751,937
Net Income	$6,382,594	$5,700,531	$246,787	$5,947,318
Effective tax rate	22.1%	22.6%	25.8%	22.8%
Diluted earnings per share (2)	$9.90	$8.77	$0.39	$9.16
Amounts in table may not total due to rounding.
(1)Costs recorded in connection with our business optimization initiatives, primarily for employee severance.
(2)The impact of the business optimization costs on diluted earnings per share are presented net of related taxes. The income tax effect was negative $0.04 and negative $0.13 for the three and nine months ended May 31, 2024, respectively. This includes both the current and deferred income tax impact and was calculated by using the relevant tax rate of the country where the costs were recorded.

Accenture plc
Consolidated Balance Sheets
(In thousands of U.S. dollars)

	May 31, 2025	August 31, 2024
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$9,631,607	$5,004,469
Short-term investments	5,788	5,396
Receivables and contract assets	15,100,877	13,664,847
Other current assets	2,678,233	2,183,069
Total current assets	27,416,505	20,857,781
NON-CURRENT ASSETS:
Contract assets	161,876	120,260
Investments	593,471	334,664
Property and equipment, net	1,611,098	1,521,119
Lease assets	2,709,641	2,757,396
Goodwill	21,801,336	21,120,179
Other non-current assets	9,068,101	9,220,964
Total non-current assets	35,945,523	35,074,582
TOTAL ASSETS	$63,362,028	$55,932,363
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and bank borrowings	$115,064	$946,229
Accounts payable	2,678,917	2,743,807
Deferred revenues	6,036,875	5,174,923
Accrued payroll and related benefits	6,984,147	7,050,833
Lease liabilities	724,278	726,202
Other accrued liabilities	2,229,554	2,334,133
Total current liabilities	18,768,835	18,976,127
NON-CURRENT LIABILITIES:
Long-term debt	5,035,975	78,628
Lease liabilities	2,289,941	2,369,490
Other non-current liabilities	5,717,763	5,339,870
Total non-current liabilities	13,043,679	7,787,988
Total Accenture plc shareholders’ equity	30,554,725	28,288,646
Noncontrolling interest	994,789	879,602
Total shareholders’ equity	31,549,514	29,168,248
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$63,362,028	$55,932,363

Accenture plc
Consolidated Cash Flows Statements
(In thousands of U.S. dollars)
(Unaudited)

	Three Months Ended		Nine Months Ended
	May 31, 2025	May 31, 2024	May 31, 2025	May 31, 2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,243,963	$1,981,348	$6,382,594	$5,700,531
Depreciation, amortization and other	568,452	521,305	1,682,662	1,571,633
Share-based compensation expense	497,792	473,931	1,654,331	1,538,802
Change in assets and liabilities/other, net	374,159	165,418	(2,159,335)	(3,069,370)
Net cash provided by (used in) operating activities	3,684,366	3,142,002	7,560,252	5,741,596
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(169,107)	(124,117)	(492,124)	(302,873)
Purchases of businesses and investments, net of cash acquired	(297,140)	(2,329,700)	(789,495)	(5,239,180)
Proceeds from the sale of businesses and investments, net of cash transferred	7,315	—	22,748	20,905
Other investing, net	3,380	2,851	10,511	6,504
Net cash provided by (used in) investing activities	(455,552)	(2,450,966)	(1,248,360)	(5,514,644)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of ordinary shares	509,989	504,516	1,197,643	1,267,323
Purchases of shares	(1,799,527)	(1,383,242)	(4,145,609)	(3,896,216)
Proceeds from (repayments of) debt, net	—	1,499,033	4,129,200	1,499,033
Cash dividends paid	(923,894)	(810,976)	(2,778,444)	(2,433,610)
Other financing, net	(6,548)	(26,235)	(76,050)	(71,088)
Net cash provided by (used in) financing activities	(2,219,980)	(216,904)	(1,673,260)	(3,634,558)
Effect of exchange rate changes on cash and cash equivalents	132,335	(58,022)	(11,494)	(100,209)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,141,169	416,110	4,627,138	(3,507,815)
CASH AND CASH EQUIVALENTS, beginning of period	8,490,438	5,121,107	5,004,469	9,045,032
CASH AND CASH EQUIVALENTS, end of period	$9,631,607	$5,537,217	$9,631,607	$5,537,217